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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K/A


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported) September 10, 1997

                           -------------------------


                           HOST MARRIOTT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



                                    Delaware
               (State or Other Jurisdiction of Incorporation)

       1-5664                                       53-0085950
(Commission File Number)               (I.R.S. Employer Identification Number)


                 10400 Fernwood Road, Bethesda, Maryland 20817
              (Address of Principal Executive Offices) (Zip Code)

                          ----------------------------

       Registrant's Telephone Number, Including Area Code (301) 380-9000
         (Former Name or Former Address, if changed since last report.)

================================================================================

                                    FORM 8-K/A

ITEM 2.  ACQUISITIONS OR DISPOSITIONS OF ASSETS

The Registrant hereby amends its Current Report on Form 8-K dated September 10, 1997 by filing financial statements of an acquired business, Chesapeake Hotel Limited Partnership, and certain pro forma financial information for Host Marriott Corporation.

Certain matters discussed within this Form 8-K/A are forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 and as such may involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of Host Marriott Corporation to be different from any future results, performance or achievements expressed or implied by such forward-looking statements. Although Host Marriott Corporation believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained. These risks are detailed from time-to-time in the company's filings with the Securities and Exchange Commission.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Chesapeake Hotel Limited Partnership:

                                                                            Page
                                                                            ----

          Condensed Balance Sheet as of September 12, 1997 (unaudited)        3
          Condensed Statements of Operations for the thirty-six weeks
            ended September 12, 1997 and September 6, 1996 (unaudited)        4
          Condensed Statements of Cash Flows for the thirty-six weeks
            ended September 12, 1997 and September 6, 1996 (unaudited)        5
          Notes to Condensed Financial Statements (unaudited)                 6

          The Registrant previously filed audited financial statements as of December 31, 1996 and 1995 and unaudited condensed financial statements as of June 20, 1997 on its Current Report on Form 8-K dated September 10, 1997.

     (b) Pro Forma financial information of the Registrant reflecting the acquisition of Chesapeake Hotel Limited Partnership as of and for the thirty-six weeks ended September 12, 1997 and for the fiscal year ended January 3, 1997 (unaudited):

                                                                            Page
                                                                            ----
          Pro Forma Condensed Consolidated Financial Data                     8
          Pro Forma Condensed Consolidated Statement of Operations
            for the thirty-six weeks ended September 12, 1997                10
          Pro Forma Condensed Consolidated Statement of Operations
            for the fiscal year ended January 3, 1997                        11
          Notes to Pro Forma Condensed Consolidated Financial Data           12

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HOST MARRIOTT CORPORATION

                                   By:  /s/ Donald D. Olinger
                                        --------------------------------
                                        Donald D. Olinger
                                        Senior Vice President and
                                        Corporate Controller

 Date: November 24, 1997
                                       -2-

                      Chesapeake Hotel Limited Partnership
                             Condensed Balance Sheet
                                   (Unaudited)


                                                             September 12,
                                                                 1997
                                                             -------------
                                                             (in thousands)
                             ASSETS

   Property and equipment, net.............................   $   126,896
   Due from Marriott International, Inc....................         2,365
   Other assets............................................           497
   Cash and cash equivalents...............................         7,622
                                                              -----------

                                                              $   137,380
                                                              ===========


                LIABILITIES AND PARTNERS' DEFICIT

   Mortgage debt...........................................   $     2,182
   Debt payable to Host Marriott
      Corporation and affiliates...........................       196,656
   Note and other payables due to Host
      Marriott Corporation and affiliates..................        37,129
   Due to Willmar Distributors, Inc........................         8,049
   Due to Marriott International, Inc......................       161,045
   Accounts payable and accrued interest...................         3,956
                                                              -----------

        Total Liabilities..................................       409,017
                                                              -----------

PARTNERS' DEFICIT
   General Partner.........................................        (2,670)
   Limited Partners........................................      (268,967)
                                                              -----------

        Total Partners' Deficit............................      (271,637)
                                                              -----------

                                                              $   137,380
                                                              ===========

                  See Notes to Condensed Financial Statements.

                      Chesapeake Hotel Limited Partnership
                        Condensed Statements of Operations
                                   (Unaudited)

                                                   Thirty-Six Weeks Ended
                                               ------------------------------
                                               September 12,     September 6,
                                                   1997              1996
                                               -------------     ------------
                                                       (in thousands)

REVENUES....................................   $    35,343       $    29,657
                                               -----------       -----------

OPERATING COSTS AND EXPENSES

   Interest.................................        21,636            20,512
   Depreciation and amortization............         8,988             9,394
   Incentive management fee.................         6,682             5,442
   Property taxes...........................         4,377             4,310
   Base management fee......................         3,077             2,750
   Ground rent, insurance and other.........         2,647             2,771
                                               -----------       -----------

                                                    47,407            45,179
                                               -----------       -----------

NET LOSS....................................   $   (12,064)      $   (15,522)
                                               ===========       ===========

                  See Notes to Condensed Financial Statements.

                      Chesapeake Hotel Limited Partnership
                       Condensed Statements of Cash Flows
                                   (Unaudited)

                                                   Thirty-Six Weeks Ended
                                               ------------------------------
                                               September 12,     September 6,
                                                   1997              1996
                                               -------------     ------------
                                                       (in thousands)

OPERATING ACTIVITIES
   Net loss................................    $   (12,064)       $  (15,522)
   Noncash items...........................         24,307            22,668
   Changes in operating accounts...........            573             1,007
                                               -----------        ----------

      Cash provided by operations..........         12,816             8,153
                                               -----------        ----------

INVESTING ACTIVITIES
   Additions to property and equipment.....           (667)           (3,377)
                                               -----------        ----------

FINANCING ACTIVITIES
   Repayment of Willmar loan...............         (5,000)           (2,853)
   Repayment of mortgage and other debt....         (3,834)           (3,023)
   Saddle Brook renovation loan............             --             2,139
                                               -----------        ----------

      Cash used in financing activities....         (8,834)           (3,737)
                                               -----------        ----------

INCREASE IN CASH AND
   CASH EQUIVALENTS........................          3,315             1,039

CASH AND CASH EQUIVALENTS
   at beginning of period..................          4,307             4,468
                                               -----------        ----------

CASH AND CASH EQUIVALENTS
   at end of period........................    $     7,622        $    5,507
                                               ===========        ==========

SUPPLEMENTAL DISCLOSURE
OF CASH FLOW INFORMATION:
   Cash paid for interest..................    $    10,465        $   10,267
                                               ===========        ==========

NON-CASH INVESTING ACTIVITIES
   Additions to property and
      equipment through capital lease......    $     5,288        $    5,417
                                               ===========        ==========


                  See Notes to Condensed Financial Statements.

                      Chesapeake Hotel Limited Partnership
                     Notes to Condensed Financial Statements
                                   (Unaudited)

1. The accompanying condensed financial statements have been prepared by Chesapeake Hotel Limited Partnership (the "Partnership") without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted from the accompanying statements. The Partnership believes the disclosures made are adequate to make the information presented not misleading. However, the condensed financial statements should be read in conjunction with the Partnership's audited financial statements for the year ended December 31, 1996. Interim results are not necessarily indicative of fiscal year performance because of seasonal and short-term variations.

     For financial reporting purposes, the net loss of the Partnership is allocated 99% to the limited partners and 1% to Marriott PLP Corporation (the "General Partner"). Significant differences exist between the net loss for financial reporting purposes and the net loss for Federal income tax purposes. These differences are due primarily to the use, for income tax purposes, of accelerated depreciation methods and shorter depreciable lives on higher asset bases and differences in the timing of the recognition of interest and incentive management fee expenses.

2. Revenues represent house profit which is hotel sales less hotel-level expenses, excluding certain operating costs and expenses such as depreciation and amortization, property taxes, ground rent, insurance and other, and management fees.

     Revenues  consist of the following for 1997 and 1996:

                                                    Thirty-Six Weeks Ended
                                               -------------------------------
                                               September 12,      September 6,
                                                   1997               1996
                                               -------------      ------------
                                                        (in thousands)
HOTEL SALES
   Rooms...................................    $    66,175        $    58,118
   Food and beverage.......................         31,299             28,902
   Other ..................................          5,045              4,659
                                               -----------        -----------
                                                   102,519             91,679
                                               -----------        -----------
HOTEL EXPENSES
   Departmental Direct Costs
      Rooms................................         16,154             14,593
      Food and beverage....................         24,669             22,746
   Other hotel operating expenses..........         26,353             24,683
                                               -----------         ----------
                                                    67,176             62,022
                                               -----------         ----------
REVENUES...................................    $    35,343         $   29,657
                                               ===========         ==========

3. Marriott International, Inc. was not paid any incentive management fees during the thirty-six weeks ended September 12, 1997 since cash flow did not meet levels specified in the hotel management agreement. However, these fees were accrued as a liability in the condensed financial statements in accordance with generally accepted accounting principles. Subsequently, the hotel management agreement with Marriott International, Inc. was renegotiated, resulting in the forgiveness of deferred incentive management fees totalling approximately $159 million at September 12, 1997. The deferred incentive management fees were previously assigned an estimated fair value of $0 in the Partnership's audited financial statements for the year ended December 31, 1996.

4. On September 10, 1997, the General Partner of CHLP, a wholly-owned subsidiary of Host Marriott Corporation, purchased 434 units, or 98.6% of the limited partnership units, for an aggregate payment of $31.5 million. Combined with its general partner and existing limited partnership positions, Host Marriott Corporation now owns, through affiliates, 99.9% of the Partnership.

                  HOST MARRIOTT CORPORATION AND SUBSIDIARIES
                PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

The unaudited Pro Forma Condensed Consolidated Statements of Operations of Host Marriott Corporation (the "Company") reflect the following transactions for the thirty-six weeks ended September 12, 1997 and the fiscal year ended January 3, 1997, as if such transactions had been completed on December 30, 1995:

* 1997 purchase of a controlling interest in the Chesapeake Hotel Limited Partnership ("CHLP")
*    1997 acquisition of the outstanding common stock of Forum  Group,  Inc.
* 1997 acquisition of, or purchase of controlling interests in, eight full-service hotel properties and the completion of the acquisition of the New York Marriott Financial Center Hotel
*    July 1997 Senior Notes Offering (as defined  below)
*    June 1997 placement of a $500 million revolving line of credit agreement
* March 1997 placement of a $90 million mortgage note secured by the Philadelphia Marriott Hotel
* March 1997 purchase of $230 million in outstanding bonds secured by the San Francisco Marriott Hotel
* 1996 acquisition of, or purchase of controlling interests in, 23 full-service hotel properties and the purchase of the mortgage note secured by the New York Marriott Financial Center Hotel
*    December 1996  Convertible Preferred Securities Offering (as defined below)
* December 1996 repayment of the $109 million mortgage note secured by the Philadelphia Marriott Hotel
*    1996 sale/leaseback of 16 Courtyard properties and 18 Residence Inns

The unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company as of September 12, 1997 has not been presented as no material acquisitions or other transactions have occurred subsequent to September 12, 1997.

On September 10, 1997, the Company purchased a controlling interest in the Chesapeake Hotel Limited Partnership ("CHLP") which owns six full-service hotel properties for approximately $32 million in cash. Prior to the purchase of CHLP, the Company held, through a wholly-owned subsidiary, non-recourse mortgages secured by the properties with a principal balance of approximately $137 million at September 10, 1997. The notes mature on December 31, 2003 and bear interest at 9%. These notes require principal paydown of approximately 44% of the original principal amount ($168 million) prior to maturity. The notes receivable have been eliminated in the consolidation of CHLP by the Company.

Also, during 1997, the Company acquired a controlling interest in Marriott Hotel Properties Limited Partnership which owns Marriott's Orlando World Center Hotel and a controlling interest in Marriott's Harbor Beach Resort. In addition, the Company acquired The Ritz-Carlton, Marina del Rey and controlling interests in the partnerships which own the Oklahoma City Waterford, the Hanover Marriott, the Norfolk Waterside Marriott, the Hartford/Farmington Marriott and the Manhattan Beach Marriott, respectively. In addition, the Company completed the acquisition of the New York Marriott Financial Center Hotel, after acquiring the mortgage note in late 1996. HMC Senior Communities, Inc., a wholly-owned subsidiary of the Company, completed the acquisition of the outstanding common stock of Forum Group, Inc., (the "Forum Group") from Marriott Senior Living Services, Inc., a subsidiary of Marriott International, Inc. The Company also obtained a new $90 million mortgage note secured by the Philadelphia Marriott Hotel and purchased $230 million of outstanding bonds secured by the San
Francisco Marriott Hotel. In June 1997, HMC Capital Resources Corporation, a wholly-owned subsidiary of the Company, entered into a revolving line of credit agreement under which it may borrow up to $500 million for certain permitted uses. HMH Properties, Inc., an indirect wholly-owned subsidiary of the Company, completed the issuance of 8 7/8% senior notes for net proceeds of approximately $570 million on July 17, 1997 (the "July 1997 Senior Notes Offering").

During 1996, the Company acquired six full-service hotel properties and a controlling interest in 17 additional full-service hotel properties, and purchased the mortgage note secured by the New York Marriott Financial Center Hotel. Also during 1996, the Company sold and leased back 16 Courtyard properties and 18 Residence Inns and repaid a mortgage note secured by the Philadelphia Marriott Hotel. In addition, the Company completed the issuance of 11 million shares of Company-Obligated, Mandatorily-Redeemable Convertible Preferred Securities of a Subsidiary Trust for net proceeds of $530 million on December 2, 1996 (the "December 1996 Convertible Preferred Securities Offering").

The Pro Forma Condensed Consolidated Financial Data of the Company are unaudited and presented for informational purposes only and may not reflect the Company's future results of operations and financial position or what the results of operations and financial position of the Company would have been had such transactions occurred as of the dates indicated. The Pro Forma Condensed Consolidated Financial Data and Notes thereto should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto and "Management's Discussion and Analysis of Results of Operations and Financial Condition" included on Form 10-K for the fiscal year ended January 3, 1997 and on Form 10-Q for the twelve weeks and thirty-six weeks ended September 12, 1997.

                    HOST MARRIOTT CORPORATION AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                For the Thirty-Six Weeks Ended September 12, 1997
                    (in millions, except per share amounts)



                                                  CHLP
                                               Acquisition       Other        Pro
                                 Historical    Adjustments    Adjustments    Forma
                                 -----------  -------------  -------------  -------

Revenues
 Hotels.......................     $  736         $   35 (A)    $  12 (C)    $ 783
 Senior living communities....         16             --           33 (B)       49
 Other........................         16             --           --           16
                                   ------         ------        -----       ------
                                      768             35           45          848
                                   ------         ------        -----       ------
Operating costs and expenses
 Hotels.......................        433             17 (A)        6 (C)      456
 Senior living communities....          9             --           17 (B)       26
 Other........................         22             --           --           22
                                   ------         ------       ------       ------
                                      464             17           23          504
                                   ------         ------       ------       ------
Operating profit..............        304             18           22          344
Minority interest.............        (24)            --           (1)(C)      (25)
Corporate expenses............        (27)            --           (1)(B)      (28)
Interest expense..............       (198)            --          (10)(B)     (234)
                                                                   (2)(C)
                                                                  (26)(D)
                                                                   (2)(E)
                                                                    5 (F)
                                                                   (1)(G)
Dividends on Convertible
  Preferred Securities
  of a subsidiary trust.......        (26)            --           --          (26)
Interest income...............         37            (10)(A)       (4)(B)       19
                                                                   (1)(C)
                                                                   (3)(F)
                                   ------         ------       ------       ------
Income (loss) before income
  taxes and extraordinary
  item........................         66              8          (24)          50
Benefit (provision) for
  income taxes................        (28)            (3)(L)       10 (L)      (21)
                                   ------         ------       ------       ------
Income (loss) before
  extraordinary item..........     $   38         $    5       $  (14)      $   29
                                   ======         ======       ======       ======
Income per common share
 before extraordinary
 item.........................     $  .19                                   $  .14
                                   ======                                   ======
Weighted average shares
 outstanding..................      202.8                                    202.8
                                   ======                                   ======




    See Notes to Unaudited Pro Forma Condensed Consolidated Financial Data.

                   HOST MARRIOTT CORPORATION AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    For the Fiscal Year Ended January 3, 1997
                     (in millions, except per share amounts)


                                              CHLP
                                           Acquisition        Other          Pro
                             Historical    Adjustments     Adjustments      Forma
                             -----------  -------------    ------------    -------

Revenues
 Hotels......................   $  717       $    45 (A)     $   120 (C)   $   994
                                                                 112 (H)
 Senior living communities....      --            --              68 (B)        68
 Other........................      15            --              (1)(H)        14
                                ------       -------         -------       -------
                                   732            45             299         1,076
                                ------       -------         -------       -------
Operating costs and expenses
 Hotels......................      461            23 (A)          55 (C)       598
                                                                  52 (H)
                                                                   7 (K)
 Senior living communities...       --            --              34 (B)        34
 Other.......................       38            --              --            38
                                ------       -------         -------       -------
                                   499            23             148           670
                                ------       -------         -------       -------
Operating profit.............      233            22             151           406
Minority interest............       (6)           --              (1)(B)       (25)
                                                                 (14)(C)
                                                                  (4)(H)
Corporate expenses...........      (43)           --              (1)(B)       (44)
Interest expense.............     (237)           --             (26)(B)      (348)
                                                                 (26)(C)
                                                                 (56)(D)
                                                                  (8)(E)
                                                                  23 (F)
                                                                  (3)(G)
                                                                 (22)(H)
                                                                   7 (J)
Dividends on Convertible
 Preferred Securities of
 a subsidiary trust..........       (3)           --             (34)(I)       (37)
Interest income..............       48            (16)(A)          1 (B)        10
                                                                  (3)(C)
                                                                 (11)(F)
                                                                  (9)(H)
                                ------        -------        -------       -------
Income (loss) before
  income taxes...............       (8)             6            (36)          (38)
Benefit (provision) for
 income taxes................       (5)            (2)(L)         15 (L)         8
                                ------        -------    -----------       -------
Net income (loss)............   $  (13)       $     4    $       (21)      $   (30)
                                ======        =======    ===========       =======
Loss per common share........   $ (.07)                                    $  (.16)
                                ======                                     =======
Weighted average shares
 outstanding.................    188.7                                       188.7
                                ======                                    =======


    See Notes to Unaudited Pro Forma Condensed Consolidated Financial Data.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                 FINANCIAL DATA


A. Represents the adjustment to record the revenue, operating expenses and reduction of interest income for the acquisition of Chesapeake Hotel Limited Partnership as if the acquisition occurred at the beginning of the applicable period.

B. Represents the adjustment to record the revenue, operating expenses, interest expense, minority interest and interest income for the acquisition of the Forum Group, Inc., as if the acquisition occurred at the beginning of the applicable period.

C. Represents the adjustment to record the revenue, operating expenses, secured debt interest expense, minority interest and to reduce interest income for the 1997 acquisition of, or the purchase of controlling interests in, eight full-service hotel properties as if the acquisitions occurred at the beginning of the applicable period.

D. Represents the adjustment to record interest expense and amortization of deferred financing fees for the July 1997 Senior Notes Offering (as defined above).

E. Represents the adjustment to record interest expense for the $90 million mortgage loan (interest rate of 8.49%) obtained for the Philadelphia Marriott Hotel during the first quarter of 1997.

F. Represents the adjustment to reduce interest expense and interest income for the first quarter 1997 purchase of the $230 million of outstanding bonds secured by a first mortgage on the San Francisco Marriott Hotel.

G. Represents the adjustment to record commitment fees and amortization of deferred financing fees for the June 1997 revolving line of credit agreement.

H. Represents the adjustment to record revenue, operating expenses, secured debt interest expense and to reduce interest income for the 1996 acquisition of, or the purchase of controlling interests in, 23 full-service hotel properties and the purchase of the mortgage note secured by the New York Marriott Financial Center Hotel, as if they were added on December 30, 1995.

I. Represents the adjustment to record the quarterly dividend payments for the December 1996 Convertible Preferred Securities Offering, as if the offering had taken place on December 30, 1995.

J. Represents the adjustment to reduce interest expense for the fourth quarter 1996 repayment of a mortgage note secured by the Philadelphia Marriott Hotel.

K. Represents the net adjustment to eliminate the depreciation expense of $3 million and record the incremental lease expense of $10 million for the 1996 sale/leaseback of the 16 Courtyard properties and 18 Residence Inns.

L. Represents the income tax impact of pro forma adjustments at statutory rates.